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                                                                    Exhibit 3.2




                        ZENITH NATIONAL INSURANCE CORP.

                      -------------------------------------

                            CERTIFICATE OF AMENDMENT

                                     of

                          CERTIFICATE OF INCORPORATION

                      -------------------------------------

(Pursuant to Section 242 of the General Corporation Law of the State of
Delaware)

     Nelson J. Sanesi and Alex S. Chernow, President and Secretary, respectively, of Zenith National Insurance Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certify:

          FIRST: That the Certificate of Incorporation of Zenith
     National Insurance Corp. is amended by adding a new Article
     TWELFTH thereto as follows:

          "TWELFTH: (1) Provided subdivision (2) has been complied with, every stockholder entitled to vote at any election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit."

               "(2) No stockholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting, and the stockholder has given notice at

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          the meeting prior to the voting of his intention to cumulate his votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination."

          SECOND: That except as amended above, the Certificate of Incorporation shall remain in full force and effect.

          THIRD: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General
     Corporation Law of the State of Delaware.

          FOURTH: That the capital of Zenith National Insurance Corp. will not be reduced under or by reason of said amendment.

          FIFTH: That the foregoing amendment shall become effective as of the close of business on the day this certificate is filed in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this certificate has been made under the seal of Zenith National Insurance Corp. and has been signed by the undersigned, Nelson J. Sanesi and Alex S. Chernow, President and Secretary, respectively, of Zenith National Insurance Corp., this 12th day of September, 1977.


                                      /s/ NELSON J. SANESI
                                   --------------------------------
                                            President

Attest:     /s/ ALEX S. CHERNOW
        ----------------------------------
                 Secretary




(Corporate Seal)
    [SEAL]

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STATE OF CALIFORNIA   )
                      ) SS.:
COUNTY OF LOS ANGELES )


     BE IT REMEMBERED, that on this 12th day of September 1977, personally came before me, a Notary Public, in and for the County and State aforesaid, Nelson J. Sanesi, President of Zenith National Insurance Corp., a corporation organized and existing under the laws of the State of Delaware, the Corporation described in and which executed the foregoing certificate, known to me personally to be such; and he, the said Nelson J. Sanesi, as such President, acknowledged that said certificate is his act and deed and the act and deed of said Corporation; that the signatures of said President and of the Secretary of said Corporation, respectively, to said certificate are in their own proper handwriting; that the seal affixed to said certificate is the corporate seal of said Corporation; that said seal was duly affixed and said certificate was duly signed by such officers by authority of the Board of Directors and of the stockholders of said Corporation; and that the facts stated in said certificate are true.

     Given under my hand and seal of office the day and year aforesaid.


                                        /s/ RUTH FULGIUM
                                       ------------------------------
                                            Notary Public

                                           Ruth Fulgium

[SEAL]
(Seal)



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